UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2008

RENOVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive

San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 266-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On January 31, 2008, the Compensation Committee of the Board of Directors of Renovis, Inc., a Delaware corporation (“Renovis”) approved cash payments in the amount of $10,600, in lieu of the annual award of options to purchase Renovis common stock, to each member of Board of Directors of Renovis who is an independent director (as determined pursuant to Nasdaq Marketplace Rule 4200(a)(15)), in consideration for the members’ service on the Board. The Compensation Committee did not approve cash payments in lieu of annual stock option grants for directors Corey S. Goodman, Ph.D. and John P. Walker, who are not “independent” as determined pursuant to Nasdaq Marketplace Rule 4200(a)(15).

(e)

On January 31, 2008, the Compensation Committee also approved a bonus to Marlene Perry, Senior Vice President of Human Resources and Facilities, in the amount of $50,000, conditioned upon and payable immediately prior to the closing of the proposed merger between Renovis and Evotec AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany; provided, that Ms. Perry continues to provide service to the Company through the closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVIS, INC.

Date: February 5, 2008	By	/s/ Jeffrey S. Farrow
	Name:	Jeffrey S. Farrow
	Title:	Vice President of Finance and Chief Accounting Officer